                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): March 19, 2002

                           UNCOMMON MEDIA GROUP, INC.
             (Exact name of registrant as specified in its chapter)

          Florida                   000-30108                65-0911072
(State or other jurisdiction       Commission              (IRS Employer
     of incorporation)            (File Number)          Identification No.)

                    33 West 54th St., 2nd Floor, NY, NY 10019
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: 1-212-956-1494

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant's Certifying Accountant

(a) Previous Independent Accountants.

(i)      On March 15, 2002, the Registrant dismissed Ernst & Young LLP, which served as the Registrants' principal independent accountants.
(ii)     The reports of Ernst & Young LLP on the Registrants' financial statements for the most recent fiscal period contained a modification as to uncertainty that the Registrant will continue as a going concern.
(iii)    Registrants' audit committee participated in and approved the decision to change principal independent accountants.
(iv)     In connection with its audit for the most recent fiscal period and through March 15, 2002, there were no disagreements with Ernst & Young
         LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young
         LLP, would have caused Ernst & Young LLP to make reference thereto in connection with its report on the financial statements.

(b) New Independent Accountants.

The Registrant engaged Moore Stephens Lovelace, P.A. as its new principal independent accountants as of March 19, 2002. The Registrant's audit committee approved such engagement on March 19, 2002.

Through March 19, 2002 the Registrant did not consult with Moore Stephens
Lovelace, P.A. on any matters of accounting principle.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uncommon Media Group, Inc.

By:/s/Lawrence Gallo
   President

Date: March 19, 2002

                             LETTER OF ERNST & YOUNG

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 19, 2002 of Uncommon Media Group,
Inc. and are in agreement with the statements contained in paragraph (a) on page
2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

March 19, 2002